UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2004

LANDMARK LAND COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08755	77-0024129
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2817 Crain Highway, Upper Marlboro, Maryland 20774
(Address of principal executive offices)

(301) 574-3330
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Explanatory Note: This Form 8K/A amends the Form 8-K, filed by Landmark Land Company, Inc. (the “Company”) on October 7, 2004. Specifically, this Form 8-K/A includes financial information on the Company’s acquisition of South Padre Island Development, L.P., a Delaware limited partnership (“South Padre”), historical financial statements of South Padre and pro forma financial statements showing how the transaction might have affected the Company’s historical financial statements if the transaction had been consummated at an earlier time.

Item 2.01 Completion of Acquisition or Disposition of Assets

     As previously reported on the Company’s Form 8-K, effective October 1, 2004, the Company acquired South Padre. Please refer to the previously filed Form 8-K for additional information on the acquisition.

Item 9.01 Financial Statements and Exhibits

		Page
(a)	Financial Statements of Businesses Acquired -- South Padre:

	Report of Independent Registered Public Accounting Firm	3

	Financial Statements
	Balance Sheets	4
	Statements of Operations	5
	Statements of Partners’ Capital	6
	Statements of Cash Flows	7-8
	Notes to Financial Statements	9-16

(b)	Pro Forma Financial Information - Landmark Land Company, Inc., including South Padre:	17

	Pro Forma Consolidated Statement of Financial Condition at September 30, 2004	18

	Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2004	19

	Pro Forma Consolidated Statement of Operations for the Twelve Months Ended December 31, 2003	20

	Notes to Pro Forma Consolidated Financial Statements	21-22

700 KING FARM BOULEVARD ROCKVILLE, MARYLAND 20850 PHONE 301.231.6200 FAX 301.231.7630

Report of Independent Registered Public Accounting Firm

Partners
South Padre Island Development L.P.
South Padre, Texas

We have audited the accompanying Balance Sheets of South Padre Island Development L.P. as of December 31, 2003 and 2002 and the related Statements of Operations, Partners’ Capital and Cash Flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Padre Island Development L.P. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Rockville, Maryland
November 12, 2004

CERTIFIED PUBLIC ACCOUNTANTS AND MANAGEMENT CONSULTANTS	-3-

South Padre Island Development, L.P.

Balance Sheets

December 31,	2003	2002

Assets

Cash	$375,814	$428,054
Accounts receivable	139,628	101,533
Receivables from affiliates	7,225	41,684
Notes receivable	23,000	121,168
Inventories	80,404	87,349
Real estate
For sale	2,094,107	1,815,018
Under development	6,339,873	4,331,299
Operating properties and equipment — net of accumulated depreciation of $1,390,709 and $1,177,443 for 2003 and 2002, respectively	510,793	4,608,622
Prepaids and other assets	77,347	84,910

Total assets	$9,648,191	$11,619,637

Liabilities and Partners’ Capital

Notes payable	$6,439,887	$4,177,433
Accounts payable	217,196	163,134
Accrued real estate taxes	130,402	148,999
Accrued management fees — affiliate	375,201	—
Customer deposits	691,977	415,607
Other liabilities and deferred credits	81,057	69,448

Total liabilities	7,935,720	4,974,621

Partners’ capital	1,712,471	6,645,016

Total liabilities and partners’ capital	$9,648,191	$11,619,637

The accompanying Notes to Financial Statements are an integral part of these financial statements.

South Padre Island Development, L.P.

Statements of Operations

Years Ended December 31,	2003	2002

Revenues
Real estate sales	$7,720,222	$5,045,214
Golf course revenue	1,029,742	1,143,313
Golf merchandise sales	257,339	254,579
Food and beverage sales	133,651	147,197
Other operating revenue	99,460	66,843

Total	9,240,414	6,657,146

Costs of revenues
Cost of real estate sold	5,933,422	3,666,571
Real estate operating expenses	1,257,441	1,145,955
Cost of golf merchandise sold	160,827	164,062
Cost of food and beverage sold	60,911	70,825
Golf operating expenses	1,375,207	1,359,413

Total	8,787,808	6,406,826

Operating income	452,606	250,320

General, administrative and other expenses
Depreciation and amortization	215,624	210,296
Interest	165,446	114,362
Management fees — affiliate	238,145	245,038
Lease expense — officer	13,089	22,440

Total	632,304	592,137

Loss before impairment on operating properties and equipment	(179,698)	(341,817)

Impairment on operating properties and equipment	3,902,847	—

Net loss	$(4,082,545)	$(341,817)

The accompanying Notes to Financial Statements are an integral part of these financial statements.

South Padre Island Development, L.P.

Statements of Partners’ Capital

	S.P.I.D., Inc	N.D.P, LP
	General	Limited
	Partner	Partner	Total

Partners’ capital at December 31, 2001	$73,368	$7,263,465	$7,336,833

Distributions	(3,500)	(346,500)	(350,000)

Net loss	(3,418)	(338,399)	(341,817)

Partners’ capital at December 31, 2002	66,450	6,578,566	6,645,016

Distributions	(8,500)	(841,500)	(850,000)

Net loss	(40,825)	(4,041,720)	(4,082,545)

Partners’ capital at December 31, 2003	$17,124	$1,695,347	$1,712,471

The accompanying Notes to Financial Statements are an integral part of these financial statements.

South Padre Island Development, L.P.

Statements of Cash Flows

Years Ended December 31,	2003	2002

Cash flows from operating activities
Net loss	$(4,082,545)	$(341,817)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	215,624	210,296
Loss (gain) on disposal of assets	1,356	(11,708)
Impairment loss on operating properties and equipment	3,902,847	—
(Increase) Decrease in
Accounts receivable	(38,095)	(32,871)
Receivables from affiliates	34,459	2,507
Notes receivable	98,168	16,767
Inventories	6,945	(9,599)
Real estate held for sale	(279,089)	376,833
Prepaids and other assets	7,563	42,379
Increase (Decrease) in
Accounts payable	54,062	(79,417)
Accrued real estate taxes	(18,597)	48,444
Accrued management fees — affiliate	375,201	(24,141)
Customer deposits	276,370	369,907
Due to affiliate	—	(133,789)
Other liabilities and deferred credits	11,609	(60,190)

Net cash provided by operating activities	565,878	373,601

Cash flows from investing activities
Additions to operating properties and equipment	(21,998)	(122,683)
Real estate held for or under development, net of transfers to operating properties	(2,008,574)	(543,963)

Net cash used in investing activities	(2,030,572)	(666,646)

Cash flows from financing activities
Proceeds from notes payable	8,339,451	4,419,486
Repayment of notes payable	(6,076,997)	(3,482,414)
Capital distributions	(850,000)	(350,000)

Net cash provided by financing activities	1,412,454	587,072

Net (decrease) increase in cash	(52,240)	294,027

Cash balance, beginning of year	428,054	134,027

Cash balance, end of year	$375,814	$428,054

The accompanying Notes to Financial Statements are an integral part of these financial statements.

South Padre Island Development, L.P.

Statements of Cash Flows (Continued)

Years Ended December 31,	2003	2002

Supplemental disclosure of cash flow information
Cash paid for interest	$335,199	$249,608

The accompanying Notes to Financial Statements are an integral part of these financial statements.

South Padre Island Development, L.P.

Notes to Financial Statements

1.	Organization and significant accounting policies	Organization: South Padre Island Development, L.P. (the Partnership) was organized on March 15, 1996 in the State of Delaware to engage in the business of owning, operating and managing golf courses, and developing land and constructing townhomes and condominiums on an adjoining retirement and residential community located near South Padre Island, Texas. The Partnership will dissolve on September 30, 2010.

Revenue recognition: The Partnership is engaged in the development of various land parcels. The Partnership’s accounting policies follow the provisions of Financial Accounting Standards Board (FASB) Statement 66, Accounting for Sales of Real Estate, which specifies minimum down payment requirements, financing terms, and other reporting requirements for sales of real estate. Sales transactions are reported for financial reporting purposes using either the accrual, percentage of completion, or deposit methods of accounting, depending upon the terms of the individual sales transactions.

Cash and cash equivalents: The Partnership considers investments with an original maturity of three months or less to be cash equivalents. The Partnership maintains cash accounts which may exceed Federally insured limits during the year. The Partnership does not believe that this results in any significant credit risk.

Merchandise inventories: The golf merchandise inventory is carried at the lower of cost or market. Cost is determined by the weighted-average cost method. Inventory balances at December 31, 2003 and 2002 are as follows:

	2003	2002

Golf merchandise	$80,404	$87,349

Golf revenue: Golf revenue is recognized when rounds are played or merchandise is sold. Fees for property management, golf design, and construction supervision are recognized when earned under the related contracts, generally when the services are performed.

South Padre Island Development, L.P.

Notes to Financial Statements

1.	Organization and significant accounting policies (continued)	Properties under development: Operating properties and land improvements are carried at the lower of cost or fair value. In accordance with FASB Statement 144, Accounting for Impairment and Disposition of Long-Lived Assets, a loss is recorded on land, golf courses and communities under development when events and circumstances indicate impairment and the undiscounted future cash flows generated are less than the related carrying amounts. The Partnership has determined that its operating properties and equipment is impaired and has reduced the carrying value of the assets by $3,902,847 at December 31, 2003. No impairment losses were recorded in 2002.

Land costs include direct and indirect acquisition costs, off-site and on-site improvements and carrying charges for projects under active development. Interest and other carrying costs are charged to operations on projects not under development.

Improvement costs and carrying charges are allocated to development phases and to individual lots in proportion to their estimated fair market value. At the time sales are recognized, accumulated costs are relieved from land inventory and charged to cost of sales based on the cost accumulations and allocations. Real estate held for development and sale is carried at the lower of cost or net realizable value.

Depreciation of operating properties and equipment: Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets as follows:

Buildings	40 years
Golf course improvements	10-15 years
Furniture and equipment	3-10 years

A portion of the operating properties comprises improvements related to the construction of the golf course. Golf course improvements with an identifiable estimated useful life are depreciated as shown above; improvements considered to have an indefinite life are not depreciated.

South Padre Island Development, L.P.

Notes to Financial Statements

1.	Organization and significant accounting policies (continued)	Warranty accruals: The Partnership provides a one-year latent defects warranty as well as a ten-year structural warranty. Estimated warranty costs have been provided for in the accompanying financial statements. At December 31, 2003 and 2002, the Partnership had warranty costs as follows:

	2003	2002

Warranty accruals, beginning	$18,948	$19,637
Provision for warranty, net of expirations	21,936	(387)
Payments	(6,411)	(302)

Warranty accruals, ending	$34,463	$18,948

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes: For Federal and state income tax reporting purposes, the partners report their separate share of income or loss on their separate tax returns. Accordingly, there is no provision for income taxes in the accompanying financial statements.

Marketing costs: The Partnership’s policy is to expense marketing costs as incurred. Marketing expense was $432,927 and $422,739 for the years ended December 31, 2003 and 2002, respectively.

Partners’ capital accounts: The Partnership agreement states that profits and losses and distributions are allocated in accordance with ownership percentages.

South Padre Island Development, L.P.

Notes to Financial Statements

1.	Organization and significant accounting	Operating properties and equipment: Operating properties and equipment consist of the following at December 31, 2003 and 2002:
policies (continued)

	2003	2002

Land	$125,886	$125,886
Golf course improvements	935,522	4,335,522
Buildings	289,398	739,398
Furniture and equipment	550,696	585,259

	1,901,502	5,786,065
Accumulated depreciation	(1,390,709)	(1,177,443)

Total operating properties and equipment	$510,793	$4,608,622

2.	Related party transactions	(A) Planning and construction management agreement: The Partnership entered into a planning and construction management agreement with DPMG, Inc. (DPMG), an entity with common ownership with the Partnership. The management agent charges a fee equal to 7.5% of the direct cost of land development and construction of the retirement and residential community. Fees incurred by the Partnership totaled $513,205 and $247,710 for the years ended December 31, 2003 and 2002, which were capitalized to real estate held for and under development.

(B) Property management agreement: The Partnership has an agreement with DPMG to manage the oversight of the property, manage marketing and real estate sales, maintain accounting and reporting records and maintain a depository account. The management agent charges a fee equal to $120,000 per year, payable in monthly increments of $10,000. Fees incurred by the Partnership and charged to expense totaled $120,000 for the years ended December 31, 2003 and 2002.

(C) Golf operating agreement: The Partnership also has an agreement with DPMG to manage the golf course operations. The management agent charges a fee equal to $5,000 plus 5% of monthly adjusted gross income, as defined in the agreement. Fees incurred by the Partnership and charged to expense totaled $118,145 and $125,038 for the years ended December 31, 2003 and 2002.

South Padre Island Development, L.P.

Notes to Financial Statements

2.	Related party transactions	(D) Related party balances:
	(continued)	Due to affiliate: At December 31, 2003, the Partnership owed DPMG $375,201 in accrued management fees. At December 31, 2002, the Company had prepaid management fees to DPMG of $9,983.

Insurance reimbursement: The Partnership overpaid insurance reimbursements to the limited partner of $5,523 and $30,079, respectively, as of December 31, 2003 and 2002.

Due from general partner: For the years ended December 31, 2003 and 2002, the Partnership had receivables in the amount of $1,702 and $1,622 owed from the general partner for expenses paid on its behalf.

3.	Operating leases	The Partnership is obligated under operating leases for use of golf carts and maintenance equipment at the property. The leases require monthly payments of $9,995 and expire at various dates ranging from March 2004 through November 2006. The Partnership also leases global positioning equipment for customer use on golf carts. The lessor charges the Partnership a fee per player per round on a monthly basis. Fees are included in rental expense on the accompanying statements of operations.

The Partnership was also obligated under operating lease agreements with an officer of a company with common ownership for model homes owned by the officer. The leases required monthly payments of $1,870 on a month to month basis and were discontinued on July 31, 2003.

The Partnership also leases office space for sales and marketing employees at the property for $500 per month, under an operating lease with a month-to-month basis.

Rental expense included in the statements of operations totaled $175,291 and $190,823 for the years ended December 31, 2003 and 2002, respectively.

South Padre Island Development, L.P.

Notes to Financial Statements

3.	Operating leases	Future minimum lease payments due under non-cancelable leases are as follows:
(continued)

Year Ending
December 31	Amount

2004	$80,565
2005	67,004
2006	57,024

Total	$204,593

4.	Notes receivable	The Partnership holds notes receivable from third party purchasers of developed lots and homes. The notes bear interest at rates ranging from 3% to 5%, and mature at various dates ranging from September 2004 to June 2005. The outstanding balance of notes receivable was $23,000 and $121,168 at December 31, 2003 and 2002. Subsequent to December 31, 2003, the outstanding receivables were fully paid.

5.	Land development and other loans payable	As of December 31, 2003 and 2002, land development and other loans totaling $6,439,887 and $4,177,433, respectively, are payable to various banks and collateralized by first deeds of trust on the land, bearing interest at prime plus 1% to 2%, and are guaranteed by certain affiliates with common ownership. Loans from First National Bank bear interest at prime plus 1%, with an interest rate floor of 7%. The loans require principal payments as lots and homes are settled and mature on various dates from April 2004 to December 2006. A summary of these loans as of December 31, 2003 and 2002 is as follows:

	Interest		Maximum	Balance Outstanding
Lender	Rate	Maturity	Borrowings	2003	2002

Int’l Bank of Commerce	Prime + 1%	2/17/05 - 12/17/05	$6,292,375	$2,234,921	$3,025,345
Int’l Bank of Commerce	Prime + 2% (floor of 5.5%)	11/7/05	4,986,078	2,305,887	342,143
First National Bank	Prime + 1% (floor of 7%)	9/12/04 - 12/4/04	2,194,776	680,126	807,751
First Community Bank	Prime + 1%	1/8/05 - 5/10/05	1,509,134	345,185	—
Texas State Bank	6.75%	8/19/04 - 12/19/06	4,243,233	860,213	—
Other loans	7.0% to 8.0%	3/9/04 - 12/16/06	N/A	13,555	2,194

Total			$19,225,596	$6,439,887	$4,177,433

South Padre Island Development, L.P.

Notes to Financial Statements

5.	Land development and other loans payable (continued)	The prime rate approximated 4.12% and 4.67% during 2003 and 2002, respectively. The carrying amount of the loans reasonably approximates the fair values as their terms are similar to what is currently available from lenders.

Future minimum principal payments due under the loans are as follows:

Year Ending
December 31	Amount

2004	$991,736
2005	4,134,064
2006	1,314,087

Total	$6,439,887

6.	Real estate development in progress	Real estate consists of the following at December 31, 2003 and 2002:

	2003	2002

Real estate held for sale
Land and development costs on completed lots	$1,632,477	$1,229,608
Completed homes	461,630	585,410

Total	$2,094,107	$1,815,018

Real estate held for and under development
Land and residential development and planning	$6,339,873	$4,331,299
costs

Interest capitalized to real estate during 2003 and 2002 was $167,596 and $119,933, respectively. Interest expensed to operations totaled $165,446 and $114,362 in 2003 and 2002, respectively. The Partnership capitalizes interest costs related to land development activities as the land is prepared for its intended use. Capitalization ceases when the development is substantially complete. Interest on debt associated with golf operations and equipment is expensed as incurred.

7.	Commitments and contingencies	Backlog: At December 31, 2003 and 2002, the Partnership had 41 and 44 non-contingent contracts for home sales with a total sales value of approximately $7,762,400 and $7,255,000, respectively.

South Padre Island Development, L.P.

Notes to Financial Statements

7.	Commitments and contingencies (continued)	Land purchase contract: The Partnership entered into a rolling purchase option agreement, dated April 1, 1995, which grants a series of options to purchase all or part of approximately 850 acres in minimum annual purchases of 50 acres for 17 one-year option periods following the opening date of the golf course. The initial purchase price of $10,000 per acre escalates at a rate of 8% per year. The Partnership has acquired approximately 210 acres for lot development under this agreement, of which approximately 175 acres have been developed, or are under development as of December 31, 2003. The Partnership began developing 13 of the remaining 35 acres during 2004. The option to purchase additional acreage was not exercised in 2003, which effectively terminated the rolling purchase option agreement. Management intends to develop the remaining land and negotiate an extension of the original rolling purchase option agreement.

8.	Subsequent event	Effective October 1, 2004, the Partnership was sold for cash, a deferred promissory note and the forgiveness of certain affiliate debt.

Landmark Land Company, Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

The unaudited consolidated pro forma financial information presents (a) the pro forma consolidated statement of financial condition of Landmark Land Company, Inc. (the “Company”) as of September 30, 2004, as if the acquisition of South Padre Island Development, L.P. had occurred on that date, and (b) the consolidated pro forma statements of operations of the Company for the year ended December 31, 2003 and the nine months ended September 30, 2004, as if the acquisition had occurred at the beginning of each respective period.

The unaudited consolidated pro forma financial information is not necessarily indicative of what the Company’s actual results of operations or financial position would have been had this acquisition been consummated on the dates indicated, nor does it purport to represent the Company’s results of operations or financial position for any future period. The results of operations for the period ended September 30, 2004 are not necessarily indicative of the operating results for the full year.

The unaudited consolidated pro forma financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Landmark Annual Report on Form 10-K for the year ended December 31, 2003.

Landmark Land Company, Inc.
Pro Forma Consolidated Statement of Financial Condition
September 30, 2004
(Unaudited)

	Historical		Acquisition/
	Landmark	South	Consolidation	Pro Forma
Assets	Land	Padre	Adjustments	Consolidated
Current assets
Cash	$1,091,398	$1,247,730	$(695,000)	B	$1,644,128
Accounts receivable	89,436	174,710			264,146
Receivable from affiliates	1,906,978	4,409	(729,030)	B	133,549
			(4,409)	C
			(1,044,399)	D
Receivable from employees	1,191	2,500			3,691
Inventories	—	64,833			64,833
Other current assets	107,263	44,843	662,128	A	152,106
			(662,128)	C

Total current assets	3,196,266	1,539,025	(2,472,838)		2,262,453

Real estate and golf management contract rights acquired
Real estate and golf management contract rights	4,023,504	—			4,023,504
acquired, net of $922,083 impairment provision
Less accumulated amortization	(504,962)	—			(504,962)

Total real estate and golf management contract rights acquired, net	3,518,542	—			3,518,542

Real Estate
Real estate held for sale	—	2,113,365			2,113,365
Real estate held for or under development	1,250,000	6,366,009			7,616,009

Total real estate	1,250,000	8,479,374			9,729,374

Property, plant and equipment, net	19,355	618,644	1,849	C	639,848

Other assets
Investment in unconsolidated affiliate	243,062	—			243,062
Receivable from affiliate-deferred fees	70,522	—	(70,522)	B	—
Reimbursable pre-acquisition costs	447,475	—			447,475

Total other assets	761,059	—	(70,522)		690,537

Total assets	$8,745,222	$10,637,043	$(2,541,511)		$16,840,754

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable and accrued expenses	$35,289	$110,502			145,791
Accrued payroll and related expenses	133,824	161,694			295,518
Accrued interest due affiliates	470,161	—			470,161
Accrued interest due others	68,754	—			68,754
Short-term notes payable	600,000	5,519,838	964,993	B	7,084,831
Notes and advances payable to affiliates	702,051	1,044,849	703,893	A	1,406,394
			(1,044,399)	D
Other liabilities and deferred credits	—	634,162			634,162

Total liabilities	2,010,079	7,471,045	624,487		10,105,611

Stockholders’ equity
Common stock, $.50 par value; 20,000,000 shares authorized; 8,804,468 shares issued; 7,415,708 shares outstanding	4,402,234	—			4,402,234
Additional paid-in capital / partnership equity	30,382,797	5,925,000	(41,765)	A	30,382,797
			(2,459,545)	B
			(3,423,690)	C
Treasury stock, at cost, 1,388,760 shares	(1,388,760)	—			(1,388,760)
Accumulated deficit	(26,609,369)	(2,759,002)	2,759,002	C	(26,609,369)
Accumulated other comprehensive loss	(51,759)	—			(51,759)

Total stockholders’ equity	6,735,143	3,165,998	(3,165,998)		6,735,143

Total liabilities and stockholders’ equity	$8,745,222	$10,637,043	$(2,541,511)		$16,840,754

Acquisition/Consolidation Adjustments

A	As part of Landmark’s purchase of South Padre, the seller contributed three receivables with a cost basis of $662,128 and no fair value (Note C) and South Padre assumed a liability to an entity owned by the Company’s chairman.

B	Landmark purchased South Padre for $2,459,545 comprised of cash, a note payable to NDP and waiver of receivables from NDP affiliates.

C	Landmark allocated its purchase price to South Padre assets and liabilities in proportion to their relative fair value at date of acquisition. Net write down of $664,688 resulted primarily from the write-down of three receivables contributed to South Padre by the seller prior to the purchase.

D	Eliminate intercompany receivables and payables.

See Accompanying Notes

Landmark Land Company, Inc.
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2004
(Unaudited)

	Historical		Acquisition/
	Landmark	South	Consolidation		Pro Forma
	Land	Padre	Adjustments		Consolidated
Revenues
Real estate sales	$—	$10,186,750	$—		$10,186,750
Golf course revenue	—	914,221	—		914,221
Golf merchandise sales	—	191,435	—		191,435
Food & Beverage, sales revenue	—	94,272	—		94,272
Management and consulting revenue	2,171,255	65,118	(661,094)	A	1,346,102
			(229,177)	C

Total	2,171,255	11,451,796	(890,271)		12,732,780

Costs of revenues
Cost of real estate sold	—	7,013,412	(473,828)	A	6,539,584
Real estate operating expenses	—	904,026	—		904,026
Cost of golf merchandise sold	—	112,005	—		112,005
Cost of food and beverage sold	—	52,087	—		52,087
Golf operating expenses	—	1,015,357	—		1,015,357
Management and consulting payroll and related expenses	2,048,254	—	—		2,048,254

Total	2,048,254	9,096,887	(473,828)		10,671,313

Operating income	123,001	2,354,909	(416,443)		2,061,467

General, administrative and other expenses
Depreciation and amortization	366,515	48,750	—		415,265
Management fees to affiliates	—	187,266	(187,266)	A	—
Other general and administrative expenses	476,020	—	—		476,020
Estimated impairment loss on contract rights	922,083	—	—		922,083

Total	1,764,618	236,016	(187,266)		1,813,368

Other (income) expenses
Equity in loss of unconsolidated affiliate	517,923	—	—		517,923
Interest income	(15,977)	(902)	—		(16,879)
Interest expense	79,891	120,354	131,309	B	331,554

Total other income (expenses)	581,837	119,452	131,309		832,598

Net Income (Loss)	$(2,223,454)	$1,999,441	$(360,486)		$(584,499)

Basic earnings (loss) per common share	$(0.30)				$(0.08)

Basic weighted average shares outstanding	7,415,708				7,415,708

Diluted earnings per share are not shown as the Company has no common stock equivalents

Acquisition/Consolidation Adjustments

A.	Eliminate Landmark management fees charged to South Padre during the nine months.

B.	Record interest expense on acquisition promissory note at 8% and on note payable to an affiliate of the Company’s chairman at 15%.

C.	Reduce Landmark’s golf management fees paid by New Delos affiliates, to reflect renegotiated contracts.

See Accompanying Notes

Landmark Land Company, Inc.
Pro Forma Consolidated Statement of Operations
For the Twelve Months Ended December 31, 2003
(Unaudited)

	Historical		Acquisition/
	Landmark	South	Consolidation		Pro Forma
	Land	Padre	Adjustments		Consolidated
Revenues
Real estate sales	$—	$7,720,222	$—		$7,720,222
Golf course revenue	—	1,029,742	—		1,029,742
Golf merchandise sales	—	257,339	—		257,339
Food & Beverage, sales revenue	—	133,651	—		133,651
Management and consulting revenue	937,388	93,695	(264,692)	A	678,615
			(87,776)	C

Total	937,388	9,234,649	(352,468)		9,819,569

Costs of revenues
Cost of real estate sold	—	5,933,422	(191,462)	A	5,741,960
Real estate operating expenses	—	1,257,441	—		1,257,441
Cost of golf merchandise sold	—	160,827	—		160,827
Cost of food and beverage sold	—	60,911	—		60,911
Golf operating expenses	—	1,375,207	—		1,375,207
Management and consulting payroll and related expenses	814,125	—	—		814,125

Total	814,125	8,787,808	(191,462)		9,410,471

Operating income	123,263	446,841	(161,006)		409,098

General, administrative and other expenses
Depreciation and amortization	148,418	215,624	(150,624)	B	213,418
Management fees to affiliates	—	238,145	(73,230)	A	164,915
Lease rental to affiliate officer	—	13,089	—		13,089
Other general and administrative expenses	1,169,261	—	—		1,169,261
Estimated impairment loss on operating properties	—	3,902,847	(3,902,847)	B	—

Total	1,317,679	4,369,705	(4,126,701)		1,560,683

Other (income) expenses
Proceeds from litigation settlements	(1,432,938)	—	—		(1,432,938)
Equity in loss of unconsolidated affiliate	437,843	—	—		437,843
Interest income	(48,641)	(5,765)	—		(54,406)
Interest expense	39,851	165,446	175,017	D	380,314

Total other (income) expenses	(1,003,885)	159,681	175,017		(669,187)

Net Income (Loss)	$(190,531)	$(4,082,545)	$3,790,678		$(482,398)

Basic earnings (loss) per common share	$(0.03)				$(0.09)

Basic weighted average shares outstanding	5,610,805				5,610,805

Diluted earnings per share are not shown as the Company has no common stock equivalents

Acquisition/Consolidation Adjustments

A.	Eliminate Landmark management fees charged to South Padre for the period September through December, 2003 — the period for which management revenues were included in Landmark’s consolidated statements.

B.	Reclassify South Padre impairment loss reported in 2003 to accumulated deficit and adjust depreciation expense for Landmark’s reduced basis in operating assets, reflecting Landmark’s purchase price allocation.

C.	Reduce Landmark’s golf management fees paid by New Delos affiliates to reflect renegotiated contracts.

D.	Record interest expense on acquisition promissory note at 8% and on note payable to an affiliate of the Company’s chairman at 15%.

See Accompany Notes

Landmark Land Company, Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

1. Acquisition of South Padre Island Development, L.P.	On October 1, 2004, the Company’s wholly-owned subsidiary, DPMG, Inc., a Delaware corporation (“DPMG”) purchased all the limited partnership interest in South Padre Island Development, L.P., a Delaware limited partnership and all the outstanding stock of SPID, Inc., a Delaware corporation, its sole general partner (collectively, “South Padre”). The purchase was closed pursuant to an agreement with New Delos Partners, L.P., a Delaware limited partnership and certain of its subsidiaries (collectively, “New Delos”). The Company owned a Class B partnership interest in New Delos that was carried at no value in its financial statements, and the Company’s chairman owned a general partner interest in New Delos. Both interests were returned to New Delos as a part of this transaction. South Padre is the owner of South Padre Island Golf Club and its related residential lot and housing development activities in the Town of Laguna Vista, Cameron County, Texas. DPMG has been managing the golf and real estate development activities at South Padre for New Delos since 1995.

The consideration for DPMG’s purchase totaled $2,460,000, which approximates the net fair value of South Padre’s assets and liabilities. The purchase price was paid (1) $695,000 in cash from the Company’s assets ($450,000 initial down payment plus $245,000 principal reduction on the purchase note), (2) $965,000 by a 5-year, 8% promissory note payable to New Delos (original note amount of $1,350,000 less a cash principal payment of $245,000 and a credit of $140,000 for a portion of accrued management fees) and (3) the balance of $800,000 by a credit for deferred management fees owed to DPMG by New Delos ($140,000 of the credit reduced the principal balance of the note and $660,000 was included in the purchase price). The note is secured by a mortgage on the golf course and certain real estate parcels and is payable in quarterly installments of interest and principal equal to 4% of quarterly real estate sales proceeds at South Padre. In addition to the monetary consideration above, DPMG returned to New Delos its Class B partnership interest in New Delos, which interest was carried at no value in the Company’s consolidated financial statements. Other terms of the purchase, including (1) the mutual releases of all related parties, (2) the release of a guarantee by the Company’s chairman on a loan benefiting a New Delos subsidiary, and (3) the termination of existing management agreements and the execution of new golf operating agreements between New Delos subsidiaries and the Company, are included in the purchase agreement dated October 1, 2004 and filed with the Company’s Form 8-K on October 7, 2004.

1. Acquisition of South Padre Island Development, L.P. (continued)	South Padre’s liabilities as of October 1, 2004 include (1) approximately $5,300,000 in short-term bank construction financing previously incurred to finance development and real estate inventory, (2) approximately $1.0 million payable to DPMG for management fees earned prior to October 1, 2004 and (3) approximately $704,000 payable to an affiliate of the Company’s chairman and chief executive officer. The Company has agreed to guarantee substantially all of South Padre’s construction financing.

The pro forma financial statements present the historical statements, pro forma adjustments and pro forma results of the acquisition. The Pro Forma Consolidated Statement of Financial Condition assumes the transaction was consummated September 30, 2004. The Pro Forma Consolidated Statements of Operations assume the transaction was consummated at the beginning of the fiscal period presented.

2. Acquisition/ consolidation adjustments	The Company accounted for the acquisition as a purchase. South Padre assets with a book value of approximately $11.30 million (including assets contributed to South Padre by New Delos on October 1, 2004, prior to DPMG’s purchase) were estimated to have a fair value of approximately $10.64 million. South Padre recognized an impairment in the value of its golf course and related facilities and reduced its book value of those assets by approximately $3.90 million at December 31, 2003. Liabilities of approximately $8.18 million (including a liability payable to an affiliate of the Company’s Chairman and CEO in the approximate amount of $.70 million that was assumed by South Padre from New Delos on October 1, prior to DPMG’s purchase) were considered fairly stated. The negotiated purchase price of approximately $2.46 million was allocated among the acquired assets and liabilities based on their respective estimated fair values. The acquisition had no effect on the Company’s equity.

All material inter-company transactions and balances have been eliminated in the pro forma consolidated financial statements. It should be noted that the Company’s historical Consolidated Statement of Operations for 2003 includes the operations of DPMG only for the period subsequent to the Company’s acquisition on August 31, 2003; consequently, only fees paid by South Padre to DPMG after that date are eliminated in consolidation. Fees paid by South Padre to DPMG prior to August 31, 2003 are reported as fees paid to affiliates in the pro forma operating statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK LAND COMPANY, INC.

Dated: December 15, 2004	By:	/S/ Joe V. Olree

Joe V. Olree
Vice President and Chief Financial Officer